UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 8, 2017

LANDS' END, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-09769	36-2512786

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lands’ End Lane Dodgeville, Wisconsin	53595
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 935-9341
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Preliminary Results of Operations and Financial Condition.

Lands’ End, Inc. (the “Company”) is furnishing herewith a press release issued on February 9, 2017 as Exhibit 99.1, which is included herein. This press release was issued to report the Company’s fourth quarter 2016 preliminary results.
This information in Item 2.02 of this Current Report on Form 8-K, including the press release incorporated in such Item 2.02, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.
Any website address referred to in this report (including exhibits) is included for reference only and is not intended to be an active hyperlink. The information contained on any such website is not a part of this report and is not incorporated by reference in this report.

Item 2.06.    Material Impairments

On February 8, 2017, management of Lands’ End, Inc. ("Lands’ End," "we," "our," or the "Company") concluded that we expect to record a non-cash charge in the fourth quarter of fiscal 2016 related to an impairment of our indefinite lived trade name asset, Lands’ End. The Company performs its annual impairment tests as of the close of its November fiscal month, or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of the asset below its carrying value. The Company considers the income approach, specifically the relief from royalty method, to estimate the fair value of its trade name asset, based on the assumption that, in lieu of ownership, a firm would be willing to pay a royalty in order to exploit the related benefits of the trade name. The relief from royalty method involves the application of estimated royalty rates to projected revenue streams, which are discounted to present value to estimate the cost savings associated with ownership of the asset. In the Company’s quarterly reports on Form 10-Q for fiscal 2016, the Company disclosed that if actual results were not consistent with estimates used in estimating the future revenue streams in the fiscal 2015 impairment analysis, the Company may be exposed to further losses. During the fourth quarter of fiscal 2016, the Company experienced a continued decline in revenues that negatively impacted the Company's future revenue forecasts and the future projected revenue growth rates. Based on the preliminary results of our annual trade name impairment review we expect to record an impairment charge for our trade name asset in the range of $170 million to $180 million in the fourth quarter of fiscal 2016. This non-cash impairment charge would not have an effect on the Company’s operations, liquidity or financial covenants, and would not impact management’s long-term strategy.
These management decisions were reported to the Audit Committee of the Board of Directors on February 8, 2017.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Lands’ End, Inc. dated February 9, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDS' END, INC.

Date: February 9, 2017	By:	/s/ Bernard L. McCracken III
Bernard L. McCracken III
Title: Chief Accounting Officer